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                                                                     Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                             BRAUN CONSULTING, INC.

                                  Article One
                                  -----------

     The name of the Corporation is BRAUN CONSULTING, INC.

                                  Article Two
                                  -----------

     The address of its registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, Wilmington, New Castle County, Delaware. The name of the registered agent at such address is The Corporation Trust Company.

                                 Article Three
                                 -------------

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  Article Four
                                  ------------

     The total number of shares of stock which the Corporation shall have authority to issue is 60,000,000 shares, divided into: one class of 50,000,000 shares of Common Stock with par value of $0.001 per share, and one class of 10,000,000 shares of Preferred Stock with par value of $0.001 per share.

                                  Article Five
                                  ------------

     Cumulative voting of the shares is expressly prohibited. No holder of any shares of stock of the Corporation or other person shall have any preemptive right whatsoever.
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                                  Article Six
                                  -----------

     The Board of Directors is authorized, from time to time, to issue the Preferred Stock of the Corporation and to divide such Preferred Stock into Series, to fix and determine separately for each Series any or all of the relative rights and preferences, to issue shares of any Series then or previously designated, fixed and determined, and to increase or decrease the number of shares within any Series. The relative rights and preferences of shares of Preferred Stock may vary between Series in any and all respects. Without limiting the foregoing, each Series may vary from any other Series with respect to the following relative rights and preferences:

          1. the rate of dividend payable with respect to the shares of any Series and the dates, terms and other conditions on which such dividend shall be payable;

          2. the nature of the dividend payable with respect to shares of any Series as cumulative, noncumulative or partially cumulative;

          3. the price at and the terms and conditions on which shares may be redeemed;

          4. the amount payable upon shares in event of involuntary liquidation;

          5.   the amount payable upon shares in event of voluntary liquidation;

          6. sinking fund provisions (if any) for the redemption or purchase of shares;

          7. the terms and conditions on which shares may be converted if the shares of any Series are issued with the privilege of conversion;

          8. voting rights (including the number of votes per share, the matters on which the shares can vote, and the contingencies which make the voting rights effective); and

          9. repurchase obligations of the Corporation with respect to the shares of any Series.

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                                 Article Seven
                                 -------------

     The name and mailing address of the incorporator is as follows:

            NAME                    MAILING ADDRESS
            ----                    ---------------

     Gregory A. Ostendorf           30 West Monroe, Suite 300
                                    Chicago, Illinois 60603

                                 Article Eight
                                 -------------

     The names and mailing addresses of the persons who are to serve as directors of the Corporation until the first annual meeting of stockholders or until their successor or successors are elected and qualified are as follows:

     NAME                             MAILING ADDRESS
     ----                             ---------------

     Steven J. Braun                  30 West Monroe, Suite 300
                                      Chicago, Illinois 60603

     Thomas J. Duvall                 30 West Monroe, Suite 300
                                      Chicago, Illinois 60603

     Michael J. Evanisko              30 West Monroe, Suite 300
                                      Chicago, Illinois 60603

     James M. Kalustian               30 West Monroe, Suite 300
                                      Chicago, Illinois 60603

     Steve Miller                     30 West Monroe, Suite 300
                                      Chicago, Illinois 60603

                                  Article Nine
                                  ------------

     The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors of the Corporation that shall constitute the Board of Directors shall not be less than three (3) nor more than fifteen (15) and shall be specified from time to time by

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resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. Election of Directors of the Corporation need not be by written ballot unless the Bylaws of the Corporation shall so provide.

      The Board of Directors shall be divided into 3 classes: Class I, Class II and Class III. The terms of office of the directors initially classified shall be as follows: that of Class I shall expire at the next annual meeting of stockholders in 2000, Class II at the second succeeding annual meeting of stockholders in 2001, and Class III at the third succeeding annual meeting of the stockholders in 2002. At each succeeding annual meeting of stockholders, successors to the class of directors whose terms expire at that annual meeting shall be elected for three-year terms. If the number of directors changes, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible. Any additional director of any class elected to fill a vacancy resulting from an increase in such class or otherwise shall hold office for a term that shall coincide with the remaining term of that class. In no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal for cause from office.

     Except as otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors of the Corporation and any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or removal for cause from office of a director of the Corporation shall be filled only by the affirmative vote of at least a majority of the

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remaining directors of the Corporation then in office, even if such remaining directors constitute less than a quorum of the Board of Directors, or by the sole remaining director.

     Any director may be removed from office only for cause and only by the affirmative vote of not less than 66 2/3% of the outstanding shares of stock of the Corporation entitled to vote in the election of directors, voting as a single class, given at a meeting of the stockholders for that purpose.

                                  Article Ten
                                  -----------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal bylaws of the Corporation.

                                 Article Eleven
                                 --------------

     The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute; provided, however, that the stockholders may amend Articles Five, Six, Nine, Ten, Twelve, Thirteen, and this Article Eleven of this Certificate of Incorporation only by the affirmative vote of 66 2/3% of the holders of outstanding shares of stock of the corporation entitled to vote. All rights conferred upon stockholders herein are granted subject to this reservation.

                                 Article Twelve
                                 --------------

     Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken upon the vote of the stockholders at an annual or special meeting duly called and may not be taken by written consent of the stockholders.

                                Article Thirteen
                                ----------------

     Special meetings of stockholders may be called only by the Chairman of the Board of Directors, the Chief Executive Officer, the President or the Board of Directors.

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                                Article Fourteen
                                ----------------

     No director shall personally be liable to the Corporation or the stockholders for monetary damages for any breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or the stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. The Corporation shall indemnify its officers and directors to the fullest extent of the Delaware General Corporation Law. If the Delaware General Corporation Law or other applicable law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law or such other applicable law, as so amended. Any repeal or modification of this article by the stockholders shall not adversely affect any right or protection of a director existing at the time of such repeal or modification.

     I, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 14th day of May, 1999.

                                     /s/ GREGORY A. OSTENDORF
                                 ---------------------------------
                                 Gregory A. Ostendorf

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